Exhibit 4.2

            Independent Certified Public Accountants' Consent

     We have issued our report dated October 28, 1997 on the statements of condition and related securities portfolios of Van Kampen American Capital Equity Opportunity Trust, Series 77 as of October 28, 1997 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."



                                    Grant Thornton LLP

Chicago, Illinois
October 28, 1997